UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 13, 2004

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 800)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code)

626-302-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. These forward looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries. Edison International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

Edison International will host an Analyst Conference on Wednesday, October 13, 2004, to update the financial community on Edison International’s strategic business outlook. Presentations will be made at the meeting by (i) John E. Bryson, Chairman, President and Chief Executive Officer and (ii) Theodore F. Craver, Jr., Executive Vice President and Chief Financial Officer. A copy of each presentation is attached hereto as Exhibit 99.1 and 99.2, respectively.

On October 8, 2004, Edison International issued a press release announcing the October 13, 2004 Analyst Conference. A copy of the press release is attached as Exhibit 99.3.

The information furnished in this Item 7.01 and Exhibits 99.1, 99.2, and 99.3 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL (Registrant)

/s/ Kenneth S. Stewart
KENNETH S. STEWART Assistant General Counsel and Assistant Secretary

Date: October 13, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Edison International Business Overview and Strategy Presentation by John E. Bryson, Chairman, President and Chief Executive Officer, dated October 13, 2004.

99.2	Edison International Financial Outlook Presentation by Theodore F. Craver, Jr., Executive Vice President and Chief Financial Officer, dated October 13, 2004.

99.3	Press Release of Edison International, dated October 8, 2004.